EXHIBIT 99.1

Consolidated Communications Reports Second Quarter 2014 Results

  Sequential revenue and adjusted EBITDA growth produces solid financial results
  Strong performance in commercial sales with 5.5% increase year-over-year
  Increased data and video revenues by 2.9% year-over-year
  Signed definitive agreement to acquire Enventis Corporation

MATTOON, Ill., July 31, 2014 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. (Nasdaq:CNSL) reported results for the second quarter 2014.

Second quarter financial summary:

  Revenue was $151.0 million.
  Net cash from continuing operations was $38.7 million.
  Adjusted EBITDA was $71.4 million.
  Dividend payout ratio was 66.2%.

"I'm pleased with the overall results in the quarter and the continued success in transforming the business away from declining legacy revenues and into a growing broadband company," said Bob Currey, Chairman and Chief Executive Officer. "We delivered solid cash flows in support of the dividend and made significant capital investments for long-term growth opportunities. We continued our focus on delivering strong results, while completing the due diligence, negotiations, bridge financing and execution of the agreement for the acquisition of Enventis which we announced on June 30, 2014."

"The acquisition strengthens the diversification of our markets and fiber driven strategy, and positions us well for the future with an attractive dividend and an improved capital structure," Currey concluded.

Operating Statistics at June 30, 2014, Compared to June 30, 2013.

	Period Ended June 30,
	2014	2013	Increase/(decrease)%

Data connections	259,225	251,294	7,931	3.2%
Video connections	111,211	109,095	2,116	1.9%
ILEC access lines	249,986	262,581	(12,595)	(4.8%)
Voice connections (non-ILEC)	120,549	126,114	(5,565)	(4.4%)
Total connections	740,971	749,084	(8,113)	(1.1%)

Cash Available to Pay Dividends

For the quarter, cash available to pay dividends, or CAPD, was $23.6 million, and the dividend payout ratio was 66.2%. At June 30, 2014, cash and cash equivalents were $4.9 million. The Company made capital expenditures of $25.0 million during the quarter.

Financial Highlights for the Second Quarter Ended June 30, 2014

  Revenues were $151.0 million, a sequential increase of $1.4 million and essentially flat compared to the second quarter of 2013. Compared to last year, growth in our data and video revenues and local calling services were offset by decreases in our network access and subsidy revenues.
  Income from operations was $25.4 million, compared to $26.9 million in the second quarter of 2013. The decrease was mostly driven by higher depreciation and amortization expense.
  Interest expense, net was $19.7 million, compared to $20.7 million for the same period last year. The improvement was primarily driven by a lower overall cost of debt due to the successful December 2013 refinancing of our secured term debt.
  Other income, net was $9.1 million, compared to $8.8 million for the same period in 2013.  Cash distributions from our Verizon Wireless partnerships were $8.7 million compared to $7.7 million for the second quarter of 2013.
  Net income attributable to common stockholders was $9.8 million, compared to $9.2 million in the same period of 2013. "Adjusted net income attributable to common stockholders" excludes certain items in the manner described in the table provided in this release and was $11.5 million, compared to $10.7 million in the same quarter of 2013.
  Diluted net income per common share was $0.24 compared to $0.22 in the second quarter of 2013. "Adjusted diluted net income per share" excludes certain items in the manner described in the table provided in this release and was $0.29 compared to $0.27 for the prior year period.
  Net cash provided by operating activities was $38.7 million compared to $29.6 million in the second quarter in 2013.
  Adjusted EBITDA was $71.4 million compared to $71.8 million in the same period in 2013.
  The total net debt to last twelve month adjusted EBITDA coverage ratio was 4.28 times to one.

Financial Highlights for the Six Months Ended June 30, 2014

  Revenues were $300.7 million, compared to $302.8 million for the first six months of 2013.
  Net income attributable to common stockholders was $18.1 million, compared to $16.0 million in the same six month period of last year.
  Adjusted EBITDA was $142.4 million, compared to $145.3 million for the first six months of 2013.

Note: Financial highlights for the quarter and six months ended for 2013 are based on continuing operations.

Financial Guidance

The Company is reiterating its full year guidance (excluding impacts from the Enventis transaction):

($ in millions)	2014 Updated Guidance	2013 Results

Cash Interest Expense	$75.0 to $78.0	$81.9
Cash Income Taxes	$10.0 to $15.0	$1.0
Capital Expenditures	$97.0 to $103.0	$107.4

Dividend Payments

On July 28, 2014, the Company's board of directors declared its next quarterly dividend of $0.38738 per common share, which is payable on November 1, 2014 to stockholders of record at the close of business on October 15, 2014. This will represent the 37th consecutive quarterly dividend paid by the Company.

Conference Call Information

The Company will host a conference call today at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time to discuss second quarter earnings and developments with respect to the Company. The call is being webcast and archived on the "Investor Relations" section of the Company's website at http://www.consolidated.com. If you do not have internet access, the conference call dial-in number is 1-877-374-3981 with pass code 72732430. International parties can access the call by dialing 1-253-237-1158. A telephonic replay of the conference call will also be available starting three hours after completion of the call until August 7, 2014 at midnight Eastern Time. To hear the replay, parties in the United States and Canada should call 1-855-859-2056 and international parties should call 1-404-537-3406.

Use of Non-GAAP Financial Measures

This press release, as well as the conference call, includes disclosures regarding "EBITDA", "adjusted EBITDA", "cash available to pay dividends" and the related "dividend payout ratio", "total net debt to last twelve month adjusted EBITDA coverage ratio", "adjusted diluted net income per share" and "adjusted net income attributable to common stockholders", all of which are non-GAAP financial measures and described in this section as not being in compliance with Regulation S-X. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash and cash equivalents, cash flows from operations, net income or net income per share as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and the non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow.

Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required by the lenders under our credit agreement in place at the end of each quarter in the periods presented. The tables that follow include an explanation of how adjusted EBITDA is calculated for each of the periods presented with the reconciliation to net income. EBITDA is defined as net earnings before interest expense, income taxes, depreciation and amortization on a historical basis.

Cash available to pay dividends represents adjusted EBITDA plus cash interest income less (1) cash interest expense, (2) capital expenditures and (3) cash income taxes; this calculation differs in certain respects from the similar calculation used in our credit agreement.

We present adjusted EBITDA, cash available to pay dividends and the related dividend payout ratio for several reasons. Management believes adjusted EBITDA, cash available to pay dividends and the dividend payout ratio are useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt) and pay dividends. In addition, we have presented adjusted EBITDA, cash available to pay dividends and the dividend payout ratio to investors in the past because they are frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting them here provides a measure of consistency in our financial reporting. Adjusted EBITDA and cash available to pay dividends, referred to as Available Cash in our credit agreement, are also components of the restrictive covenants and financial ratios contained in our credit agreement that requires us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt and to pay dividends. The definitions in these covenants and ratios are based on adjusted EBITDA and cash available to pay dividends after giving effect to specified charges. In addition, adjusted EBITDA, cash available to pay dividends and the dividend payout ratio provide our board of directors with meaningful information to determine, with other data, assumptions and considerations, our dividend policy and our ability to pay dividends under the restrictive covenants in our credit agreement and to measure our ability to service and repay debt.  We present the related "total net debt to last twelve month adjusted EBITDA coverage ratio" principally to put other non-GAAP measures in context and facilitate comparisons by investors, security analysts and others; this ratio differs in certain respects from the similar ratio used in our credit agreement. These measures differ in certain respects from the ratios used in our Senior Notes indenture.

These non-GAAP financial measures have certain shortcomings. In particular, adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Similarly, while we may generate cash available to pay dividends, we are not required to use any such cash to pay dividends, and the payment of any dividends is subject to declaration by our board of directors, compliance with applicable law and the terms of our credit agreement. Because adjusted EBITDA is a component of the dividend payout ratio and the ratio of total net debt to last twelve month adjusted EBITDA, these measures are also subject to the material limitations discussed above. In addition, the ratio of total net debt to last twelve month adjusted EBITDA is subject to the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes these ratios are useful as a means to evaluate our ability to incur additional indebtedness in the future.

We present the non-GAAP measures adjusted diluted net income per share and adjusted diluted net income attributable to common stockholders because our net income and net income per share are regularly affected by items that occur at irregular intervals or are non-cash items. We believe that disclosing these measures assists investors, securities analysts and other interested parties in evaluating both our company over time and the relative performance of the companies in our industry.

About Consolidated

Consolidated Communications Holdings, Inc. is a leading communications provider within its six state operations of California, Illinois, Kansas, Missouri, Pennsylvania and Texas. Headquartered in Mattoon, IL, the Company has been providing services in many of its markets for over a century. With one of the highest quality networks in the industry, the Company offers a wide range of communications services, including IP-based digital and high definition television, high speed internet, Voice over IP, carrier access, directory publishing and local and long distance service.

Safe Harbor

The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions.  Certain statements in this press release are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results.  There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements.  These risks and uncertainties include our ability to complete the acquisition of Enventis and successfully integrate Enventis' operations and realize the synergies from the acquisition, as well as a number of factors related to our business and that of Enventis, including economic and financial market conditions generally and economic conditions in Consolidated's and Enventis' service areas; various risks to shareholders of not receiving dividends and risks to Consolidated's ability to pursue growth opportunities if Consolidated continues to pay dividends according to the current dividend policy; various risks to the price and volatility of Consolidated's common stock; changes in the valuation of pension plan assets; the substantial amount of debt and Consolidated's ability to repay or refinance it or incur additional debt in the future; Consolidated's need for a significant amount of cash to service and repay the debt and to pay dividends on the common stock; restrictions contained in the debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with Consolidated's possible pursuit of acquisitions; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of Consolidated's and Enventis' network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in Consolidated's and Enventis' filings with the Securities and Exchange Commission, including their reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict.  Moreover, forward-looking statements necessarily involve assumptions on our part.  These forward-looking statements generally are identified by the words "believe", "expect", "anticipate", "estimate", "project", "intend", "plan", "should", "may", "will", "would", "will be", "will continue" or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Consolidated Communications Holdings, Inc. and its subsidiaries to be different from those expressed or implied in the forward-looking statements.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release.  Furthermore, forward-looking statements speak only as of the date they are made.  Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we disclaim any intention or obligation to update or revise publicly any forward-looking statements.  You should not place undue reliance on forward-looking statements.

Prospectus/Proxy Statement

This material is not a substitute for the prospectus/proxy statement Consolidated and Enventis will file with the Securities and Exchange Commission. Investors are urged to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents which will be filed by Consolidated and Enventis with the Securities and Exchange Commission will be available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made to Consolidated Communications, 121 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations; or to Enventis Corporation, P.O. Box 3248, Mankato, MN 56002, Attention: Investor Relations. A final proxy statement or proxy/prospectus statement will be mailed to shareholders of Consolidated and Enventis.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

Consolidated and Enventis, and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Consolidated is set forth in the proxy statement for its 2014 annual meeting of shareholders. Information about the directors and executive officers of Enventis is set forth in its proxy statement for its 2014 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the prospectus/proxy statement for such proposed transactions when it becomes available.

– Tables Follow –

Consolidated Communications Holdings, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except par value)
(Unaudited)
	June 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$ 4,882	$ 5,551
Accounts receivable, net	51,079	52,033
Income tax receivable	2,968	9,796
Deferred income taxes	7,960	7,960
Prepaid expenses and other current assets	14,413	12,380
Total current assets	81,302	87,720

Property, plant and equipment, net	866,982	885,362
Investments	112,852	113,099
Goodwill	603,446	603,446
Other intangible assets	35,248	40,084
Deferred debt issuance costs, net and other assets	20,687	17,667
Total assets	$ 1,720,517	$ 1,747,378

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 9,644	$ 4,885
Advance billings and customer deposits	23,153	25,934
Dividends payable	15,607	15,520
Accrued compensation	19,016	22,252
Accrued expense	36,189	38,697
Current portion of long-term debt and capital lease obligations	9,796	9,751
Current portion of derivative liability	1,299	660
Total current liabilities	114,704	117,699

Long-term debt and capital lease obligations	1,207,609	1,212,134
Deferred income taxes	179,589	179,859
Pension and other post-retirement obligations	65,885	75,754
Other long-term liabilities	11,133	9,593
Total liabilities	1,578,920	1,595,039

Shareholders' equity:
Common stock, par value $0.01 per share; 100,000,000 shares authorized, 40,289,154 and 40,065,246, shares outstanding as of June 30, 2014 and December 31, 2013, respectively	403	401
Additional paid in capital	137,072	148,433
Accumulated other comprehensive loss, net	(561)	(1,000)
Noncontrolling interest	4,683	4,505
Total shareholders' equity	141,597	152,339
Total liabilities and shareholders' equity	$ 1,720,517	$ 1,747,378

Consolidated Communications Holdings, Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net revenues	$ 151,036	$ 151,320	$ 300,684	$ 302,848
Operating expenses:
Cost of services and products	55,918	55,942	111,218	110,994
Selling, general and administrative expenses	32,711	33,544	65,286	66,670
Financing and other transaction costs	977	178	1,266	357
Depreciation and amortization	36,005	34,709	71,547	69,550
Income from operations	25,425	26,947	51,367	55,277
Other income (expense):
Interest expense, net of interest income	(19,728)	(20,697)	(39,559)	(45,297)
Other income, net	9,061	8,775	16,494	17,452
Income from continuing operations before income taxes	14,758	15,025	28,302	27,432
Income tax expense	4,871	5,465	9,993	11,014
Income from continuing operations	9,887	9,560	18,309	16,418

Loss from discontinued operations, net of tax	--	(272)	--	(248)

Net income	9,887	9,288	18,309	16,170
Less: net income attributable to noncontrolling interest	80	94	178	193

Net income attributable to common shareholders	$ 9,807	$ 9,194	$ 18,131	$ 15,977

Net income per common share - basic and diluted
Income from continuing operations	$ 0.24	$ 0.23	$ 0.45	$ 0.40
Loss from discontinued operations, net of tax	--	(0.01)	--	(0.01)
Net income per basic and diluted common share attributable to common shareholders	$ 0.24	$ 0.22	$ 0.45	$ 0.39

Consolidated Communications Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
OPERATING ACTIVITIES
Net income	$ 9,887	$ 9,288	$ 18,309	$ 16,170
Loss from discontinued operations, net of tax	--	272	--	248
Net income from continuing operations	9,887	9,560	18,309	16,418
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	36,005	34,709	71,547	69,550
Deferred income taxes	(535)	--	(535)	(124)
Cash distributions from wireless partnerships in excess of/(less than) earnings	(706)	(1,074)	23	(1,844)
Non- cash stock-based compensation	940	784	1,724	1,440
Amortization of deferred financing	711	575	1,341	1,119
Other adjustments, net	512	150	1,903	2,669
Changes in operating assets and liabilities, net	(8,163)	(15,081)	(7,267)	(21,882)
Net cash provided by continuing operations	38,651	29,623	87,045	67,346
Net cash used in discontinued operations	--	(1,566)	--	(3,097)
Net cash provided by operating activities	38,651	28,057	87,045	64,249
INVESTING ACTIVITIES
Purchase of property, plant and equipment, net	(25,041)	(25,117)	(50,446)	(52,623)
Purchases of investments	--	(47)	--	(131)
Proceeds from sale of assets	9	29	1,250	50
Net cash used by continuing operations	(25,032)	(25,135)	(49,196)	(52,704)
Net cash used in discontinued operations	--	(37)	--	(48)
Net cash used in investing activities	(25,032)	(25,172)	(49,196)	(52,752)
FINANCING ACTIVITIES
Proceeds on issuance of long-term debt	16,000	36,000	26,000	49,000
Payment of capital lease obligation	(160)	(139)	(317)	(224)
Payment on long-term debt	(13,275)	(28,310)	(30,550)	(43,620)
Payment on financing costs	(2,524)	--	(2,524)	--
Dividends on common stock	(15,607)	(15,540)	(31,127)	(30,987)
Net cash used in financing activities	(15,566)	(7,989)	(38,518)	(25,831)
Net change in cash and cash equivalents	(1,947)	(5,104)	(669)	(14,334)
Cash and cash equivalents at beginning of period	6,829	8,624	5,551	17,854
Cash and cash equivalents at end of period	$ 4,882	$ 3,520	$ 4,882	$ 3,520

Consolidated Communications Holdings, Inc.
Consolidated Revenue by Category
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Operating Revenues
Local calling services	$ 26,715	$ 26,277	$ 52,924	$ 52,857
Network access services	26,174	28,891	53,014	58,545
Subsidies	13,332	13,481	26,411	26,927
Long distance services	4,770	4,835	9,540	9,826
Data, video and internet services	69,592	67,605	137,781	133,917
Other services	10,453	10,231	21,014	20,776
Total operating revenue	$ 151,036	$ 151,320	$ 300,684	$ 302,848

Consolidated Communications Holdings, Inc.
Schedule of Adjusted EBITDA Calculation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income from continuing operations	$ 9,887	$ 9,560	$ 18,309	$ 16,418
Add (subtract):
Income tax expense	4,871	5,465	9,993	11,014
Interest expense, net	19,728	20,697	39,559	45,297
Depreciation and amortization	36,005	34,709	71,547	69,550
EBITDA	70,491	70,431	139,408	142,279

Adjustments to EBITDA (1):
Other, net (2)	(8,770)	(7,066)	(16,487)	(14,150)
Investment distributions (3)	8,706	7,660	17,792	15,761
Non-cash compensation (4)	940	784	1,724	1,440

Adjusted EBITDA	$ 71,367	$ 71,809	$ 142,437	$ 145,330

Footnotes for Adjusted EBITDA:
(1) These adjustments reflect those required or permitted by the lenders under our credit agreement.
(2) Other, net includes the equity earnings from our investments, dividend income, income attributable to noncontrolling interests in subsidiaries, transaction related costs and certain miscellaneous items.
(3) Includes all cash dividends and other cash distributions received from our investments.
(4) Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are excluded from adjusted EBITDA.

Consolidated Communications Holdings, Inc.
Cash Available to Pay Dividends
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Adjusted EBITDA	$ 71,367	$ 142,437

- Cash interest expense	(19,048)	(37,441)
- Capital expenditures	(25,041)	(50,446)
- Cash income taxes	(3,685)	(3,700)

Cash available to pay dividends	$ 23,593	$ 50,850

Dividends Paid	$ 15,607	$ 31,127
Payout Ratio	66.2%	61.2%

* The above calculation excludes the principal payments on the amortization of our debt.

Consolidated Communications Holdings, Inc.
Total Net Debt to LTM Adjusted EBITDA Ratio
(Dollars in thousands)
(Unaudited)

Summary of Outstanding Debt
Term loan, net of discount $4,244	$ 901,206
Revolving loan	13,000
Senior unsecured notes, net of discount of $1,606	298,394
Capital leases	4,805
Total debt as of June 30, 2014	$ 1,217,405
Less cash on hand	(4,882)
Total net debt as of June 30, 2014	$ 1,212,523

Adjusted EBITDA for the last twelve months ended June 30, 2014	$ 283,613

Total Net Debt to last twelve months
Adjusted EBITDA	4.28x

Consolidated Communications Holdings, Inc.
Adjusted Net Income and Per Share Attributable to Common Stockholders
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
Net income attributable to common shareholders	$ 9,807	$ 9,194	$ 18,131	$ 15,977
Transaction and severance related costs, net of tax	1,028	974	1,789	1,883
Loss related to sale of building, net of tax	--	--	478	--
Non-cash stock compensation, net of tax	630	499	1,115	861
Adjusted net income attributable to common stockholders	$ 11,466	$ 10,667	$ 21,515	$ 18,721

Weighted average number of shares outstanding	39,877	39,755	39,877	39,755
Adjusted diluted net income per share	$ 0.29	$ 0.27	$ 0.54	$ 0.47

* Calculations above assume a 33.0 and 36.4 percent effective tax rate for the three months ended June 30, 2014 and 2013, respectively and 35.3 and 40.2 percent for the six months ended June 30, 2014 and 2013, respectively.

Consolidated Communications Holdings, Inc.
Key Operating Statistics
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
ILEC access lines
Residential	143,060	145,814	147,247	148,811	150,711
Business	106,926	108,247	109,558	110,794	111,870
Total local access lines	249,986	254,061	256,805	259,605	262,581
Quarterly change	(1.6%)	(1.1%)	(1.1%)	(1.1%)	(1.2%)

Voice Connections [1,2]
Residential	70,276	72,080	73,219	74,588	76,101
Business	50,273	50,092	50,214	49,830	50,013
Total voice connections	120,549	122,172	123,433	124,418	126,114
Quarterly change	(1.3%)	(1.0%)	(0.8%)	(1.3%)	(1.4%)

Data and Internet Connections [2]	259,225	258,244	255,231	252,506	251,294
Quarterly change	0.4%	1.2%	1.1%	0.5%	0.4%
Res. penetration of marketable homes	30.4%	30.5%	30.3%	30.2%	30.3%

Video Connections [2]	111,211	110,805	110,621	109,892	109,095
Quarterly change	0.4%	0.2%	0.7%	0.7%	1.5%
Res. penetration of marketable homes	20.4%	20.5%	20.5%	20.5%	20.7%

Total Connections	740,971	745,282	746,090	746,421	749,084
Quarterly change	(0.6%)	(0.1%)	(0.0%)	(0.4%)	(0.3%)

Network Stats - Marketable Homes
Fiber homes	205,545	203,273	201,720	199,826	197,355
HFC homes	94,598	94,568	94,559	94,540	94,534
Copper homes	399,547	399,547	399,547	399,547	399,547
Total	699,690	697,388	695,826	693,913	691,436

Data marketable homes	687,262	684,960	683,398	681,485	679,008
% of total marketable homes	98%	98%	98%	98%	98%
Video marketable homes	535,167	532,853	530,834	528,921	526,444
% of total marketable homes	76%	76%	76%	76%	76%

Note: The figures in the table, excluding ILEC access lines, do not entirely include SureWest business subscribers.

[1] These include voice lines outside the ILECs and Voice-over-IP inside the ILECs.
[2] These connections are both residential and business (excluding SureWest business subscribers). They include services both inside and outside the ILECs.
CONTACT: Company Contact:
         Matt Smith
         VP of Finance & Treasurer
         217-258-2959
         matthew.smith@consolidated.com